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                                                                      Exhibit 23



               Consent of Independent Certified Public Accountants


We consent to the use of our Independent Auditors' Report dated July 26, 2000 on the financial statements of Mucho.Com, Inc. as of December 31, 1999 and for the period from inception of operations on July 8, 1999 to December 31, 1999, to be incorporated by reference into a Form 8K dated January 12, 2001.


/S/Stonefield Josephson, Inc.
Certified Public Accountants
Santa Monica, California
January 12, 2001